UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Portola Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PORTOLA PHARMACEUTICALS, INC.
270 E. Grand Avenue
South San Francisco, CA 94080

SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT, DATED APRIL 20, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2020
This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Portola Pharmaceuticals, Inc. (the “Company”) to be held on June 12, 2020.
On April 20, 2020, the Company commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 18, 2020 set forth below, which describes a change in the location and means of holding the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2020
Portola Pharmaceuticals Announces Virtual 2020 Annual Stockholder Meeting

South San Francisco, Calif. (May 18, 2020) - Portola Pharmaceuticals, Inc.® (NASDAQ: PTLA) today announced that, due to the public health impact of the coronavirius (COVID-19) pandemic and to prioritize the health and well-being of stockholders, employees and other meeting participants, the location and format of its 2020 Annual Stockholder Meeting (the “Annual Meeting”) has been changed to a virtual meeting. The virtual Annual Meeting is expected to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

The Annual Meeting will be held on Friday, June 12, 2020 at 9:00 a.m. PT, as previously announced in the Notice of the Annual Meeting and Definitive Proxy Statement. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders as of the close of business on April 17, 2020 (the “Record Date”) will be able to participate in the virtual Annual Meeting, vote their shares and ask questions through an online meeting platform.

Additional information for stockholders on how to participate:

•	To access the meeting platform, please visit: https://web.lumiagm.com/283341663 beginning at at 8:45 a.m. PT on Friday, June 12, 2020.

•	In order to attend, vote and ask questions at the Annual Meeting, stockholders must use an 11-digit voter control number and password of ptla2020 to access the virtual meeting.

•	Stockholders of record can find their 11-digit voter control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received.

•
Beneficial stockholders who hold their shares through a bank, broker or other nominee must contact their bank, broker or other nominee to request a Legal Proxy and present their Legal Proxy to American Stock Transfer & Trust to obtain an 11-digit voter control number. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. ET on June 2, 2020.

Voting Shares

Stockholders of record and beneficial owners will be able to vote their shares electronically during the Annual Meeting.

Whether or not they plan to attend the Annual Meeting, all stockholders as of the Record Date may vote in advance of the meeting until 11:59 p.m. Eastern Time on June 11, 2020 at www.voteproxy.com or by using one of the other methods described in the proxy materials for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2020. Stockholders who have already voted prior to the Annual Meeting, and who do not wish to change their vote, do not need to vote again during the Annual Meeting.

The proxy materials, including the proxy card and Notice of Internet Availability of Proxy Materials, previously distributed along with the Definitive Proxy Statement will not be updated to reflect the change in the meeting location and may continue to be used to vote shares in connection with the Annual Meeting.

Information regarding this change to the location and format of the Annual Meeting can be found in the supplemental proxy materials filed by Portola Pharmaceuticals with the SEC on May 18, 2020.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours for ten days prior to the Annual Meeting at Portola Pharmaceuticals’ corporate headquarters. To the extent office access is impracticable due to the coronavirius (COVID-19) pandemic, you may email us at IR@portola.com for alternative arrangements.The stockholder list will also be electronically available for examination during the Annual Meeting

About Portola Pharmaceuticals, Inc.

Portola Pharmaceuticals is a global, commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics that could significantly advance the fields of thrombosis and other hematologic conditions. The Company's first two commercialized products are Andexxa® [coagulation factor Xa (recombinant), inactivated-zhzo], marketed in Europe as Ondexxya® (andexanet alfa), and Bevyxxa® (betrixaban). The company also is advancing cerdulatinib, a SYK/JAK inhibitor being developed for the treatment of hematologic cancers. Founded in 2003 in South San Francisco, California, Portola has operations in the United States and Europe.

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Investor Contact: Jennifer Zibuda Portola Pharmaceuticals IR@portola.com	Media Contact: Emily Faucette Portola Pharmaceuticals Media@portola.com